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                                                                      EXHIBIT 18

                          MULTIPLE CLASS OF SHARES PLAN
                                       FOR
                                    ARK FUNDS
                               DATED JUNE 22, 1995
                       AMENDED AND RESTATED JUNE 19, 1998

         This Multiple Class Plan (the "Plan"), when effective in accordance with its provisions, shall be the written plan contemplated by Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), for the investment portfolios (each a "Portfolio") of ARK Funds, a Massachusetts business trust (the "Fund").

1. Classes Offered. Each Portfolio may offer up to four classes of its shares:
Class A, Class B Institutional Class, and Institutional II Class (each, a "Class").

2. Distribution and Shareholder Service Fees. Distribution fees shall be calculated and paid in accordance with the terms of the then-effective plan pursuant to Rule 12b-1 under the 1940 Act for the applicable Class. Shareholder service fees shall be calculated and paid in accordance with the terms of the then-effective shareholder servicing plan for the applicable Class. Distribution and shareholder service fees currently authorized are as set forth in Exhibit I to this Plan.

3. Exchange Privileges.

         Class A: Class A shares of a Portfolio may be exchanged for Class A shares of another Portfolio. An exchange between Class A and another Class of any Portfolio generally is not permitted; provided, however, that exchanges will be permitted in the event a Class A shareholder becomes eligible to purchase such other Class.

         Class B: Class B shares of a Portfolio may be exchanged for Class B shares of another Portfolio. An exchange between Class B and another Class of any Portfolio generally is not permitted; provided, however, that exchanges will be permitted in the event a Class B shareholder becomes eligible to purchase such other Class.

         Institutional Class: Institutional Class shares of a Portfolio may be exchanged for Institutional Class shares of another Portfolio. An exchange between the Institutional Class and another Class of any Portfolio generally is not permitted; provided, however, that an exchange to Class A will occur automatically should an Institutional Class shareholder become ineligible to purchase additional Institutional Class shares (except in the case of a Portfolio that does not have Class A, in which case, the Institutional Class shares shall be redeemed). The Fund will provide thirty days notice of any such exchange.

         Institutional II Class: Institutional II Class shares of a Portfolio may be exchanged for Institutional II Class shares of another Portfolio. An exchange between the Institutional II Class and another Class of any Portfolio generally is not permitted; provided, however, that exchanges between Classes will be permitted in the event an Institutional II Class shareholder becomes eligible to purchase additional Institutional Class shares; and provided further, that an exchange

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to Class A will occur automatically should an Institutional II Class shareholder become ineligible to purchase additional Institutional II Class shares (except in the case of a Portfolio that does not have Class A, in which case, the Institutional II Class shares shall be redeemed). The Fund will provide thirty days notice of any such exchange.

         General: Exchanges will take place at NAV, without imposition of a sales load (if any), fee or other charge. After an exchange, the exchanged shares will be subject to all fees applicable to the Class for which they were exchanged. If the shareholder does not meet the requirements for investing in a Class and declines to accept an automatic exchange, the Fund reserves the right to redeem the shares upon expiration of the thirty-day notice period. The Fund may require shareholders to complete an application or other documentation in connection with an exchange.

4. Expense Allocations. Expenses shall be allocated under this Plan as follows:

         A. Class expenses: The following expenses may be allocated exclusively to the applicable specific Class of shares: (i) distribution and shareholder service fees and (ii) transfer agent fees.

         B. Portfolio expenses: Expenses not allocated to specific Classes as specified above shall be charged to the Portfolio and allocated daily to each Class on the basis of the net asset value of that Class in relation to the net asset value of the Portfolio.

5. Voting Rights. Each Class of shares governed by this Plan (i) shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement; and (ii) shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class.

6. Effective Date of Plan. This Plan shall become effective upon the first business day of the month following approval by a vote of at least a majority of the Trustees of the Fund, and a majority of the Trustees of the Fund who are not "interested persons" of the Fund, which vote shall have found that this Plan as proposed to be adopted, including the expense allocation, is in the best interests of each Class and Portfolio individually and of the Fund as a whole; or upon such other date as the Trustees shall determine. Any material amendment to this Plan shall become effective upon the first business day of the month following approval by a vote of at least a majority of the Trustees of the Fund, and a majority of the Trustees of the Fund who are not "interested persons" of the Fund, which vote shall have found that this Plan as proposed to be amended, including the expense allocation, is in the best interests of each Class and Portfolio individually and of the Fund as a whole; or upon such other date as the Trustees shall determine.

7. Severability. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

8. Limitation of Liability. Consistent with the limitation of shareholder liability as set forth in the Fund's Declaration of Trust, any obligations assumed by any Portfolio or Class thereof, and

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any agreements related to this Plan, shall be limited in all cases to the relevant Portfolio and its assets, or Class and its assets, as the case may be, and shall not constitute obligations of any other Portfolio or Class. All persons having any claim against a Portfolio, or any Class thereof, arising in connection with this Plan, are expressly put on notice of such limitation, and agree that any such claim shall be limited in all cases to the relevant Portfolio and its assets, or Class and its assets, as the case may be, and such person shall not seek satisfaction of any such obligation from any other Portfolio or Class, or from the shareholders or any shareholder of the Fund, of any Class or Portfolio; nor shall such person seek satisfaction of any such obligation from the Trustees or any individual Trustee of the Fund.

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
                             EXHIBIT I TO MULTIPLE CLASS OF SHARES PLAN FOR ARK FUNDS

                                                                     DISTRIBUTION FEE*          SHAREHOLDER
             PORTFOLIO/CLASS                   SALES CHARGE         (AS A PERCENTAGE OF         SERVICE FEE*
                                                                    AVERAGE NET ASSETS)     (AS A PERCENTAGE OF
                                                                                            AVERAGE NET ASSETS)
------------------------------------------ ---------------------- ------------------------ -----------------------
U.S. Treasury Money Market Portfolio:
      Institutional Class                  none                   none                     0.15
      Class A                              none                   0.75                     0.15
      Institution II Class                 none                   0.75                     none

U.S. Gov't Money Market Portfolio:
      Institutional Class                  none                   none                     0.15
      Class A                              none                   0.75                     0.15
      Institutional II Class               none                   0.75                     none

Money Market Portfolio:
      Institutional Class                  none                   none                     0.15
      Class A                              none                   0.75                     0.15
      Class B                              deferred               0.75                     0.25
      Institutional II Class               none                   0.75                     none

Tax-Free Money Market Portfolio:
      Institutional Class                  none                   none                     0.15
      Class A                              none                   0.75                     0.15
      Institutional II Class               none                   0.75                     none

Income Portfolio:
      Institutional Class                  none                   none                     0.15
      Class A                              front-end              0.75                     0.15
      Class B                              deferred               0.75                     0.25

Balanced Portfolio  (formerly Growth and
Income Portfolio):
      Institutional Class                  none                   none                     0.15
      Class A                              front-end              0.75                     0.15
      Class B                              deferred               0.75                     0.75

Capital Growth Portfolio:
      Institutional Class                  none                   none                     0.15
      Class A                              front-end              0.75                     0.15
      Class B                              deferred               0.75                     0.25

Small-Cap Equity Portfolio (formerly
Special Equity Portfolio):
      Institutional Class                  none                   none                     0.15
      Class A                              front-end              0.75                     0.15

Maryland Tax-Free Portfolio:
      Institutional Class                  none                   none                     0.15
      Class A                              front-end              0.75                     0.15

Blue Chip Equity Portfolio:
      Institutional Class                  none                   none                     0.15
      Class A                              front-end              0.75                     0.15
      Class B                              deferred               0.75                     0.25

Short-Term Treasury Portfolio:
      Institutional Class                  none                   none                     0.15
      Class A                              none                   0.75                     0.15

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
Intermediate Fixed Income Portfolio:
      Institutional Class                  none                   none                     0.15
      Class A                              front-end              0.75                     0.15

Pennsylvania Tax-Free Portfolio:
      Institutional Class                  none                   none                     0.15
      Class A                              front-end              0.75                     0.15

Equity Income Portfolio:
      Institutional Class                  none                   none                     0.15
      Class A                              front-end              0.75                     0.15

Mid-Cap Equity Portfolio:
      Institutional Class                  none                   none                     0.15
      Class A                              front-end              0.75                     0.15

Equity Index Portfolio
         Institutional Class               none                   none                     0.15
         Class A                           front-end              0.75                     0.15

Value Equity Portfolio
         Institutional Class               none                   none                     0.15
         Class A                           front-end              0.75                     0.15
         Class B                           deferred               0.75                     0.25

U.S. Government Bond Portfolio
         Institutional Class               none                   none                     0.15
         Class A                           front-end              0.75                     0.15

Short-Term Bond Portfolio
          Institutional Class              none                   none                     0.15
          Class A                          front-end              0.75                     0.15

International Equity Selection Portfolio
          Institutional Class              none                   none                     0.15
          Class A                          front-end              0.75                     0.15

* The fees stated above are the contractual fees stated in the various Distribution and Shareholder Services Plans (the "Plans") adopted for the Class A, Class B, Institutional Class and Institutional II Class shares and approved by the Board of Trustees. From time to time, the Board sets the rates to be paid pursuant to the Plans, which may be lower than the maximum authorized under the Plans.